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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )

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WAVE SYSTEMS CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WAVE SYSTEMS CORP.
480 Pleasant Street
Lee, Massachusetts 01238

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 24, 2002

TO THE STOCKHOLDERS OF WAVE SYSTEMS CORP.:

        Notice is hereby given that the 2002 Annual Meeting of Stockholders of Wave Systems Corp. (the "Company") will be held at 4 p.m. on Monday, June 24, 2002 at The Grand Hyatt Hotel, Park Avenue and Grand Central Station, New York, New York, for the following purposes:

  1.
  To re-elect Peter J. Sprague, John E. Bagalay, Jr., Nolan Bushnell, George Gilder, John E. McConnaughy, Jr. and Steven Sprague as directors of the Company to hold office until the next Annual Meeting and until their successors are duly elected and qualified; and

  2.
  To transact such other business as may properly come before the Annual Meeting or at any adjournments or postponements thereof.

        The Board of Directors has fixed the close of business on April 25, 2002 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the 2002 Annual Meeting of Stockholders and at any adjournments or postponements thereof.

                      By Order of the Board of Directors,

                      Gerard T. Feeney
                       Secretary

Lee, Massachusetts
May 24, 2002

YOUR VOTE IS IMPORTANT

If you do not expect to attend the Annual Meeting, or if you do plan to attend but wish to vote by proxy, please complete, sign, date and return promptly the enclosed proxy card in the enclosed postage-paid envelope.

WAVE SYSTEMS CORP.
480 Pleasant Street
Lee, Massachusetts 01238

PROXY STATEMENT

2002 ANNUAL MEETING OF STOCKHOLDERS
to be held on June 24, 2002

General

        This Proxy Statement is being furnished to the holders of the common stock, $.01 par value per share (the "Common Stock") of Wave Systems Corp., a Delaware corporation (the "Company"), in connection with the solicitation by the Board of Directors of proxies for use at the 2002 Annual Meeting of Stockholders to be held on Monday, June 24, 2002, (the "Annual Meeting") commencing at 4 p.m., at The Grand Hyatt Hotel, Park Avenue and Grand Central Station, New York, New York, and at any adjournments or postponements thereof. The matters to be considered and acted upon at the meeting are described below in this Proxy Statement.

        The principal executive offices of the Company are located at 480 Pleasant Street, Lee, Massachusetts 01238. The approximate mailing date of this Proxy Statement and the accompanying proxy is May 24, 2002.

Voting Rights and Votes Required

        Only stockholders of record at the close of business on April 25, 2002 will be entitled to notice of, and to vote at, the Annual Meeting. As of such record date, the Company had outstanding 50,064,060 shares of Class A Common Stock and 327,083 shares of Class B Common Stock. Each stockholder is entitled to one vote for each share of common stock held on the matters to be considered at the Annual Meeting. The holders of a majority of the outstanding shares will constitute a quorum for the transaction of business at the meeting. Shares of common stock present in person, or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the meeting.

        The affirmative vote of the holders of a plurality of the shares of common stock present or represented at the meeting is required for the election of directors. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the number of shares present and entitled to vote with respect to any particular matter, but will not be counted as a vote in favor of such matter. Accordingly, an abstention from voting on a matter will have the same legal effect as a vote against the matter. If a broker or nominee holding stock in "street name" indicates on the proxy that it does not have discretionary authority to vote as to a particular matter, those shares will not be considered as present and entitled to vote with respect to such matter.

        The accompanying proxy may be revoked at any time before it is exercised by giving a later proxy, notifying the Secretary of the Company in writing, or voting in person at the meeting.

STOCKHOLDERS OF THE COMPANY ARE REQUESTED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. SHARES REPRESENTED BY A PROPERLY EXECUTED PROXY RECEIVED PRIOR TO THE VOTE AT THE ANNUAL MEETING AND NOT REVOKED WILL BE VOTED AT THE ANNUAL MEETING AS DIRECTED BY THE PROXY. IT IS NOT ANTICIPATED THAT ANY MATTERS OTHER THAN THOSE SET FORTH IN THE PROXY STATEMENT WILL BE PRESENTED AT THE ANNUAL MEETING. IF OTHER MATTERS ARE PRESENTED, PROXIES WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS.

        The Company's Annual Report, including financial statements for the fiscal year ended December 31, 2001, has been mailed to stockholders concurrent with the mailing of this Proxy Statement. The Annual Report, however, is not part of the proxy solicitation material.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information concerning the beneficial ownership of the Company's Class A and Class B Common Stock as of April 25, 2002 (except as otherwise noted) by (i) each stockholder who is known by the Company to own beneficially more than five percent of the outstanding Class A or Class B Common Stock, (ii) each director of the Company, (iii) each of the executive officers of the Company named in the Summary Compensation Table below, and (iv) all directors and executive officers of the Company as a group. Holders of Class A Common Stock are entitled to one vote per share on all matters submitted to a vote of the stockholders of the Company. Holders of Class B Common Stock are entitled to one vote per share on all matters submitted to a vote of the stockholders, except that holders of Class B Common Stock will have five votes per share in cases where one or more directors are nominated for election by persons other than the Company's Board of Directors and where there is a vote on any merger, consolidation or other similar transaction which is not recommended by the Company's Board of Directors. In addition, holders of Class B Common Stock will have five votes per share on all matters submitted to a vote of the stockholders in the event that any person or group of persons acquires beneficial ownership of 20% or more of the outstanding voting securities of the Company. Shares of Class B Common Stock are convertible into shares of Class A Common Stock on a one-for-one basis at the option of the holder.

Beneficial Owner(1)	Number of Shares of Class A Common Stock Owned(2)	Percent of Class	Number of Shares of Class B Common Stock Owned	Percent of Class	Percent of All Outstanding Common Stock(3)
Peter J. Sprague(4), (12)	1,633,168	3.1	161,000	49.2	3.4
John E. Bagalay, Jr.(5)	116,000	*	0	*	*
Nolan Bushnell(6)	42,000	*	4,316	1.3	*
George Gilder(7)	196,000	*	2,000	*	*
John E. McConnaughy, Jr.(8)	56,750	*	0	*	*
Steven Sprague(9), (12)	1,562,892	3.0	42,102	12.9	3.0
Gerard T. Feeney(10)	666,667	1.3	0	*	1.3
All executive officers and directors as a group (7 persons)(11)	4,263,477	7.7	209,418	64.0	8.1

*
Less than one percent.

(1)
Each individual or entity has sole voting and investment power, except as otherwise indicated.

(2)
Does not include shares of Class A Common Stock issuable upon the conversion of Class B Common Stock.

(3)
In circumstances where the Class B Common Stock has five votes per share, the percentages of total voting power would be as follows: Peter J. Sprague, 4.5%; John E. Bagalay, Jr., less than 1%; Nolan Bushnell, less than 1%; George Gilder, less than 1%; John E. McConnaughy, Jr., less than 1%; Steven Sprague, 3.3%; Gerard T. Feeney, 1.2%; and all Executive Officers and directors as a group, 9.4%.

(4)
Includes 967,834 shares, of Class A Common Stock that are subject to options presently exercisable or exercisable within 60 days.

(5)
Includes 112,000 shares of Class A Common Stock that are subject to options presently exercisable.

(6)
Includes 42,000 shares of Class A Common Stock that are subject to options presently exercisable.

(7)
Includes 192,000 shares of Class A Common Stock that are subject to options presently exercisable.

(8)
Includes 30,000 shares of Class A Common Stock that are subject to options presently exercisable.

(9)
Includes 1,252,840 shares of Class A Common Stock that are subject to options presently exercisable or exercisable within 60 days. Also includes 37,102 shares of Class B Common Stock held in trust for the benefit of Mr. Steven Sprague's family, and for which Mr. Steven Sprague is a trustee.

(10)
Includes 466,667 shares of Class A Common Stock that are subject to options presently exercisable or exercisable within 60 days.

(11)
Includes 2,654,672 shares of Class A Common Stock that are subject to options presently exercisable or exercisable within 60 days.

(12)
Includes 223,500 shares beneficially owned by Mr. Steven Sprague and Mr. Peter J. Sprague in which voting and investment rights are shared.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

        At the Annual Meeting, six directors are to be elected, each to hold office until the next annual meeting of stockholders and until his respective successor has been duly elected and qualified. If no direction is given to the contrary, all proxies received by the Board of Directors will be voted "FOR" the election as directors of each of the following nominees. In the event that any nominee declines or is unable to serve, the proxy solicited herewith may be voted for the election of another person in his stead at the discretion of the proxies. The Board of Directors has no reason to believe that any of the nominees will not be available to serve. Set forth below is the name and age of each nominee, their position with the Company, if any, the year in which each first became a director, the principal occupation and employment of each over the last five years and other directorships, if any. Each nominee is currently a director of the Company.

The Board of Directors recommends that the Stockholders vote "FOR" the election of each of the nominees.

Information Regarding The Nominees For Director

Name	Age	Business Experience and Principal Occupation or Employment During Past 5 Years; Positions held with Wave Systems Corp.; Other Directorships	Director Since
Peter J. Sprague(1)(4)	63	Chairman of the Board since 1988; Chief Executive Officer of the Company from July 1991 to March 2000; Director of WaveXpress, (a majority-owned subsidiary of the Company), uWink.com, Inc. and SemEquip, Inc.; President of KWI, Inc.; Trustee of the Strang Clinic; Member of Academy of Distinguished Entrepreneurs, Babson College. Mr. Sprague is the father of Steven Sprague, President and Chief Executive Officer of the Company. Mr. Sprague's term as director expires in 2002.	1988
John E. Bagalay, Jr., Ph.D.(1)(2)(3)(4)	68
		Senior Advisor to the Chancellor of Boston University since January 1998; Chief Operating Officer of Eurus Technologies, Inc. from January 1999 to December 1999 and Chief Financial Officer of Eurus International, Limited (formerly known as Eurus Technologies, Inc.) since January 1999; President and CEO of Cytogen Corporation from January 1998 to January 1999 and Chief Financial Officer from October 1997 to September 1998; Managing Director, Community Technology Fund, venture capital affiliate of Boston University from September 1989 to December 1997; former General Counsel of Lower Colorado River Authority, Texas Commerce Bancshares, Inc. and Houston First Financial Group; Director of Cytogen Corporation, AES, Inc., and several privately held companies. Mr. Bagalay's term as director expires in 2002.	1993
Nolan Bushnell (3)	59	Chairman and Chief Executive Officer of uWink.com, Inc. since December 1999 where he is leading the development of streaming media distribution models for internet entertainment; Director of Strategic Development of Playnet Technology Corp. from 1995 to 1997. Mr. Bushnell's term as director expires in 2002.	1999

George Gilder(4)	62
		Chairman of the Executive Committee of the Company since 1996; Senior Fellow at the Discovery Institute in Seattle, Washington; author of several books, including Life After Television, Microcosm, The Spirit of Enterprise, Wealth and Poverty and most recently Telecosm; contributing editor to Forbes Magazine; Chairman of Gilder Technology Group, Inc. (publisher of monthly technology reports); former chairman of the Lehrman Institute Economic Roundtable; former Program Director for the Manhattan Institute; recipient of White House award for Entrepreneurial Excellence from President Reagan. Mr. Gilder's term as director expires in 2002.	1993
John E. McConnaughy, Jr. (1)(2)(3)(4)	73	Chairman and Chief Executive Officer of JEMC Corporation; Director of Varsity Brands Inc., Levcor International, Inc., Fortune Natural Resources, Inc., Ratexchange Corp. and Consumer Portfolio Services Inc. Mr. McConnaughy is also Chairman of the Board of Trustees of the Strang Clinic and the Chairman Emeritus of the Board of the Harlem School of the Arts. Mr McConnaughy's term as director expires in 2002.	1988
Steven Sprague	38	President and Chief Executive Officer of the Company since March 2000; President and Chief Operating Officer of the Company from May 1996 to March 2000; President of Wave Interactive Network from June 1995 to December 30, 1996; Chief Executive Officer and Chairman of the Board of Directors of WaveXpress, (a majority-owned subsidiary of the Company) and Vice President and director of Specialty Broadcast Networks, Inc. Mr. Sprague is the son of Peter J. Sprague, Chairman of the Company. Mr. Sprague's term as director expires in 2002.	1997

Biographical Information Regarding Executive Officer Who Is Not A Director

Name	Age	Business Experience and Principal Occupation or Employment During Past 5 Years; Positions held with Wave Systems Corp.; Other Directorships	Officer Since
Gerard T. Feeney	43	Secretary of the Company since February 1999, Senior Vice President of Finance and Administration, and Chief Financial Officer of the Company since June 1998; Vice President of Finance and Operations and Chief Financial Officer of Xionics Document Technologies, Inc. from 1991 to 1998.	1998

(1)
Member of Nominating Committee.

(2)
Member of Compensation Committee.

(3)
Member of Audit Committee.

(4)
Member of Executive Committee.

Involvement in Certain Legal Proceedings

        Mr. McConnaughy was the Chairman of the Board of the Excellence Group, LLC, which filed a petition for Bankruptcy under Chapter 11 of the U.S. Federal bankruptcy laws in January 1999. The Excellence Group's subsidiaries produced labels for a variety of customer.

        Mr. Peter J. Sprague is President of KWI, Inc., which filed a petition for Bankruptcy under Chapter 11 of the U.S. Federal bankruptcy laws in December 2001. KWI is a water treatment company.

The Board of Directors and its Committees

        The Board of Directors met four times during 2001. None of the directors attended fewer than seventy-five percent (75%) of the Board of Directors' meetings or the meetings of Board Committees on which he served. The Board Committees include an Audit Committee, a Compensation Committee, a Nominating Committee and an Executive Committee.

  Audit Committee

        The members of the Audit Committee are Messrs. McConnaughy, Bagalay and Bushnell each of whom is independent of management and free from relationships that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment as a committee member. The Audit Committee reviews the services provided by the Company's independent auditors, consults with the independent auditors on audits and proposed audits of the Company, and reviews the need for internal auditing procedures and the adequacy of the Company's internal control systems. In 2001, the Audit Committee held five meetings.

  Compensation Committee

        The members of the Compensation Committee are Messrs. McConnaughy and Bagalay. The Compensation Committee administers the Company's stock option plans, reviews and recommends compensation levels of the Company's executive officers. In 2001, the Compensation Committee held two meetings.

  Nominating Committee

        The members of the Nominating Committee are Messrs. Bagalay, McConnaughy and Peter J. Sprague. The Nominating Committee establishes procedures for identifying potential candidates for appointment or election as directors, reviews and makes recommendations regarding the criteria for Board membership, and proposes nominees for election at the annual meetings and candidates to fill Board vacancies. The Nominating Committee will consider recommendations for nominees from any stockholder who is entitled to vote for the election of directors. Stockholders should send recommendations of candidates for nomination for the 2003 slate of directors, in writing, no later than December 31, 2002 to the Company's Secretary, 480 Pleasant Street, Lee, Massachusetts 01238. Recommendations must be accompanied by the consent of the individual being recommended to be nominated, to be elected and to serve. The submission also should include a statement of the candidate's business experience and other business affiliations. In 2001, the Nominating Committee held one meeting.

  Executive Committee

        The members of the Executive Committee are Messrs. Bagalay, Gilder, McConnaughy and Peter J. Sprague. The Executive Committee assists the Chairman of the Company in the absence of a meeting of all members of the Board of Directors. The Executive Committee brings material matters to the attention of the Board of Directors and prepares the deliberation process of the Board of Directors, thus accelerating vital decisions for the Company. However, the Board of Directors did not delegate its full power to the Executive Committee and asked that the Executive Committee include all members of the Board of Directors in major decisions affecting the Company. In 2001, the Executive Committee held no meetings.

Director Compensation

        Each director who is not an employee of the Company received cash compensation of $30,000 each for serving on the Board of Directors in 2001 and was paid $1,000 for each meeting attended. Under the Company's Non-Employee Directors Stock Option Plan, each director who is not an employee of the Company receives an initial grant of options to purchase 12,000 shares of Class A Common Stock and an annual grant to purchase 10,000 shares of Class A Common Stock at fair market value. The options are granted at the time directors are appointed to the Board and upon re-election after the annual meeting of the stockholders; and vest the day following the grant. Options terminate upon the earliest to occur of (i) three months after the optionee ceases to be a director of the Company, (ii) one year after the death or disability of the optionee, and (iii) ten years after the date of grant. If there is a change of control of the Company, all outstanding stock options will become immediately exercisable.

AUDIT COMMITTEE REPORT

Report to Stockholders

        The Audit Committee is governed by a charter. The Audit Committee met with members of the Company's management team and independent auditors to review and discuss the audited financial statements as well as the unaudited quarterly financial statements. The Audit Committee received from the independent auditors disclosures regarding the auditors' independence required by Independence Standard No. 1. In addition, the Audit Committee discussed with the auditors the auditors' independence and other matters required to be discussed by Statement on Auditing Standards No. 61. Based on the foregoing meetings and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K.

  Audit Fees

        Aggregate fees billed to the Company for the annual audit and the quarterly reviews or the consolidated financial statements for the last fiscal year totaled $204,283.

  All Other Fees

        Aggregate fees billed to the Company for services rendered by the Company's independent accountants for audit related services were $19,560. Audit related services consisted principally of audits of the financial statements of the Company's employee benefit plan and review of registration statements and issuance of consents. Non-audit fees billed to the Company by its independent auditors totaled $75,400 and consisted primarily of tax compliance services. The audit committee believes that the provision of non-audit services during the 2001 fiscal year does not affect the accountants' ability to maintain independence with respect to the Company.

                      Audit Committee
                      John E. McConnaughy
                      John E. Bagalay Jr.
                      Nolan Bushnell

EXECUTIVE COMPENSATION

  Summary Compensation Table

        The following table sets forth information with respect to the compensation paid or awarded by the Company to the Chief Executive Officer and the other executive officers whose cash compensation exceeded $100,000. (collectively, the "Named Executive Officers") for services rendered in all capacities during 1999, 2000 and 2001.

Long-Term Compensation Awards
		Annual Compensation				Number of Shares Underlying Options(#)
Name and Principal Position
	Year	Salary($)		Bonus($)
Peter J. Sprague(1) Chairman	2001 2000 1999	$ $ $	185,000 185,000 185,000	$ $ $	105,000 150,000 150,000	200,000 100,000 100,000
Steven Sprague(2) President and Chief Executive Officer	2001 2000 1999	$ $ $	250,000 250,000 180,000	$ $ $	175,000 250,000 150,000	250,000 500,000 100,000
Gerard T. Feeney(3) Senior Vice President, Chief Financial Officer and Secretary	2001 2000 1999	$ $ $	185,000 185,000 160,000	$ $ $	105,000 150,000 120,000	150,000 100,000 100,000

(1)
Mr. Peter Sprague was awarded a bonus of $150,000 that was paid in 2000 and was fully applied to his outstanding loans with the Company.

(2)
Mr. Steven Sprague was elected President and Chief Executive Officer of the Company on June 26, 2000. Previously, Mr. Sprague was President and Chief Operating Officer of the Company from May 23, 1996 until he was elected Chief Executive Officer.

(3)
Mr. Gerard T. Feeney was hired as Senior Vice President, Finance and Administration and Chief Financial Officer on June 8, 1998 and was elected Secretary on February 25, 1999.

  Option Grants in Last Fiscal Year

        The following table sets forth certain information regarding options granted during the fiscal year ended December 31, 2001 by the Company to the Named Executive Officers.

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term (1)
	Number of Shares Underlying Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year
Name			Exercise Price ($/Share)	Expiration Date
					5% ($)	10% ($)
Peter J. Sprague	200,000	6.8%	$4.03	1/2/11	$507,015	$1,284,875
Steven Sprague	250,000	8.5%	$4.03	1/2/11	633,769	1,606,094
Gerard T. Feeney	150,000	5.1%	$4.03	1/2/11	380,261	963,656

(1)
The potential realizable value of the options reported above was calculated by assuming 5% and 10% compounded annual rates of appreciation of the common stock from the date of grant of the options until the expiration of the options, based upon the market price on the date of grant. These assumed annual rates of appreciation were used in compliance with the rules of the Securities and Exchange Commission and are not intended to forecast future price appreciation of the common stock.

  Fiscal Year End Option Value Table

        The following table sets forth information regarding the aggregate number and value of options held by the Named Executive Officers as of December 31, 2001, and the aggregate number and value of options exercised by the Named Executive Officers during 2001.

			Number of Shares Underlying Unexercised Options at December 31, 2001(#)
	Shares Acquired on Exercise	Value Received			Value of Unexercised In-The-Money Options at December 31, 2001($)(1)
Name
			Exercisable	Unexercisable	Exercisable	Unexercisable
Peter J. Sprague	-0-	$-0-	834,500	300,000	$200,603	$-0-
Steven Sprague	21,995	180,095	1,052,839	616,666	346,694	-0-
Gerard T. Feeney	-0-	-0-	350,000	250,000	-0-	-0-

(1)
The last reported bid price for the Company's Class A Common Stock on December 31, 2001 was $2.24 per share. Value is calculated on the basis of the difference between the respective option exercise prices and $2.24, multiplied by the number of shares of common stock underlying the respective options.

  Employment Contracts

        The Company has an employment agreement with Steven Sprague that provides that Mr. Sprague shall serve as President and Chief Executive Officer of the Company for consecutive one year terms unless either party provides written notice to the other of its/his intention not to renew the contract not less than sixty (60) days prior to the expiration of the then current term. The employment agreement provides that Mr. Sprague will be paid a minimum base salary of $185,000 per year subject to increase from time to time as determined by action of the Board of Directors. The employment agreement also provides that Mr. Sprague will be entitled to operational bonuses based on performance. See "Report of the Compensation Committee—Base Salaries and Bonuses for 2001". In the event that Mr. Sprague's employment is terminated without cause or in certain other circumstances, Mr. Sprague will be paid a lump sum in an amount equal to three (3) year's annual base salary then in effect, and continue health insurance and other benefits for a period equal to the remaining Term of Employment then in effect. This employment agreement also contains a two year post termination covenant not to compete.

        The Company also has an employment agreement with Gerard T. Feeney that provides that Mr. Feeney shall serve as Senior Vice President, Finance and Administration and Chief Financial Officer of the Company for consecutive one year terms unless either party provides written notice to the other of its/his intention not to renew the contract not less than sixty (60) days prior to the expiration of the then current term. The employment agreement provides that Mr. Feeney will be paid a minimum base salary of $160,000 per year subject to increase from time to time as determined by action of the Board of Directors. The employment agreement also provides that Mr. Feeney will be entitled to operational bonuses based on performance. See "Report of the Compensation Committee—Base Salaries and Bonuses for 2001". In the event that Mr. Feeney's employment is terminated without cause or in certain other circumstances, Mr. Feeney will be paid a lump sum in an amount equal to one year's annual base salary then in effect, and a guaranteed portion of bonus, benefits and similar relocation package. However in the event Mr. Feeney secures employment elsewhere during the one year period subsequent to termination, severance pay will stop once employment has begun with the new employer. In addition, Mr. Feeney's options will continue to vest for at least one year from the termination date and for the portion of time greater than one year and up to his next anniversary vesting period. This employment agreement also contains a two year post termination covenant not to compete.

  Compensation Interlocks and Insider Participation

        None of the members of the Compensation Committee of the Company were officers or employees of the Company, nor was any executive officer of the Company a director or member of the compensation committee of any entity, of which an executive officer or director served on the Compensation Committee of the Company.

Report of the Compensation Committee

General

        The Compensation Committee of the Board of Directors (the "Committee") is comprised of non-employee directors. The current members of the Committee are Messrs. McConnaughy and Bagalay. The Committee reviews and recommends to the Board of Directors compensation levels for the Company's executive officers, and administers the Company's stock option plans, including the awarding of grants there under.

Compensation Philosophy

        Executive compensation is heavily tied to corporate performance through the granting of stock options. As a development stage company, the Company has sought to contain costs with low cash salaries and bonuses.

        The Company has not established a policy with regard to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") since the Company has not and does not currently anticipate paying cash compensation in excess of $1 million per annum to any employee. The Company intends to administer its stock option plans in accordance with Section 162(m) of the Code.

Base Salaries and Bonuses for 2001

        Base salaries for 2001 remained substantially lower than levels in the competitive marketplace for executives with comparable experience, consistent with the Company's position as a development stage company. As part of the Company's compensation policy of meeting defined goals and objectives, the Company awarded the following bonuses to the Named Executive Officers: $105,000 to Mr. Peter J. Sprague, Chairman; $175,000 to Mr. Steven Sprague, President and Chief Executive Officer; and $105,000 to Mr. Gerard T. Feeney, Senior Vice President, Chief Financial Officer and Secretary. Mr. Steven Sprague was also granted options in 2001 to purchase 250,000 shares of Common Stock.

Compensation of the Chief Executive Officer

        Compensation of the Chief Executive Officer was determined in accordance with the criteria set forth above. The Committee believes that CEO compensation was appropriately based upon the Company's financial position and performance in that the Company has met or exceeded its key objectives in terms of obtaining adequate funding, developing its technology and establishing key strategic relationships which will enable the Company to reach its ultimate deployment goals.

                      Respectfully submitted,

                      Compensation Committee

                      John E. McConnaughy, Jr.
                      John E. Bagalay, Jr.

Performance Graph

        The following line graph compares the Company's cumulative total return to stockholders with the cumulative total return of the Nasdaq Market Value Index and the Computer Related Services SIC Code Index from December 31, 1996 through December 31, 2001. These comparisons assume the investment of $100 on December 31, 1996 and the reinvestment of dividends. The stock performance on the graph is not necessarily indicative of future stock price performance.

Wave Systems Corp.
Comparison of Cumulative Total Return to Stockholders
December 31, 1996 through December 31, 2001

	Wave Systems	Peer Group (SIC Code 7379)	NASDAQ Market
12/31/96	100.00	100.00	100.00
12/31/97	51.43	105.89	122.32
12/31/98	172.82	223.14	172.52
12/31/99	545.68	455.98	304.29
12/31/00	205.69	60.30	191.25
12/31/01	102.39	53.79	152.46

Compliance with Section 16(a) of the Exchange Act

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's directors and executive officers, and persons owning more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission reports of ownership and changes in ownership of equity securities of the Company. Such persons are also required to furnish the Company with copies of all such forms.

        Based solely upon a review of the copies of such forms furnished to the Company and, in certain cases, written representations that no Form 5 filings were required, the Company believes that, with respect to the 2001 fiscal year, all required Section 16(a) filings were made.

Certain Relationships and Related Transactions

Note Receivable from Director/Officers

        On March 26, 2001 the Company made a personal loan to Mr. Gerard T. Feeney, Senior Vice President, Chief Financial Officer and Secretary of the Company as evidenced by a demand note for $250,000, which sum was due and payable to the Company on March 26, 2002 and bears interest at a rate per annum equal to 1% over the prime interest rate. The due date of the demand note was extended until March 26, 2003.

        During 2001, the Company made personal loans to Mr. Peter J. Sprague, Chairman of the Company as evidenced by demand notes totaling approximately $1,050,000. These notes carry terms of one year and bear interest at a rate per annum equal to 1% over the prime rate of interest. One of these notes in the amount of $713,320 plus interest came due on February 27, 2002, and the due date was extended until February 27, 2003.

Sarnoff Corporation ("Sarnoff")

        During 2001, WaveXpress made payments to Sarnoff totaling $396,000 for consulting services rendered by Sarnoff. Sarnoff owns approximately 15% of the outstanding common stock of WaveXpress, a majority owned subsidiary of the Company.

Specialty Broadcast Networks

        In August 2001, the Company loaned $150,000 to Specialty Broadcast Networks, Inc. ("SBN") pursuant to a $1,000,000 Unsecured Convertible Term Note (the "Note"). The Company also entered into a Stockholder agreement pursuant to which the Company acquired a 50% stake in SBN, for a nominal amount. Steven Sprague is a director and Executive Officer of SBN. The Note bears interest at a rate per annum equal to the prime rate and is convertible into shares of SBN Common Stock. The Note is due and payable no later than April 30, 2004. The Company's commitment to make further loans to SBN pursuant to the Note expired on February 3, 2002, and the Company has made no further loans to SBN.

Compensation to Michael Sprague

        During 2001, Michael Sprague, son of Mr. Peter J. Sprague, the Chairman and former Chief Executive Officer of the Company, served as Vice President of Services Development of WaveXpress and was paid a salary of $120,000 for serving in this capacity.

OTHER MATTERS

        Representatives of KPMG LLP, the Company's independent public accountants, are expected to be present at the meeting.

        As of the date of this Proxy Statement, the Board of Directors does not know of any other matters which may come before the Annual Meeting. If any other matters properly come before the meeting, the accompanying proxy confers discretionary authority with respect to any such matters, and the persons named in the accompanying proxy intend to vote in accordance with their best judgment on such matters.

        All expenses in connection with the solicitation of proxies will be borne by the Company. In addition to this solicitation, officers, directors and regular employees of the Company, without any additional compensation, may solicit proxies by mail, telephone or personal contact. Kissel-Blake Inc. may be retained to assist in the solicitation of proxies for a negotiated fee plus reasonable out-of-pocket expenses. The Company will, upon request, reimburse brokerage houses and other nominees for their reasonable expenses in sending proxy materials to their principals.

        The prompt return of your proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the Annual Meeting, please sign the proxy and return it in the enclosed envelope.

STOCKHOLDER PROPOSALS

        Stockholder proposals for inclusion in the proxy materials for the 2003 Annual Meeting should be addressed to the Company's Secretary, Gerard T. Feeney, 480 Pleasant Street, Lee, Massachusetts 01238 and must be received by January 23, 2003. In addition, the Company's By-laws currently require that for business to be properly brought before an annual meeting by a stockholder, regardless of whether included in the Company's proxy statement, the stockholder must give written notice of his or her intention to propose such business to the Secretary of the Company, which notice must be delivered to, or mailed and received at, the Company's principal executive offices not less than sixty (60) days and not more than ninety (90) days prior to the scheduled annual meeting (except that if less than seventy (70) days' notice of the date of the scheduled annual meeting is given, notice by the stockholder may be delivered or received not later than the tenth (10th) day following the day on which such notice of the date of the scheduled annual meeting is given). Such notice must set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address of the stockholder proposing such business, (iii) the class and number of shares which are beneficially owned by the stockholder; and (iv) any material interest of the stockholder in such proposal. The By-laws further provide that the chairman of the annual meeting may refuse to permit any business to be brought before an annual meeting without compliance with the foregoing procedures.

                      By Order of the Board of Directors,

                      Gerard T. Feeney
                       Secretary
                      Wave Systems Corp.
                      Lee, Massachusetts

May 24, 2002

        The Company will provide without charge to each person solicited hereby, upon the written request of any such person, a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2001, as filed with the Securities and Exchange Commission (without exhibits). Requests should be made to Wave Systems Corp., Attention: Mr. Gerard T. Feeney, 480 Pleasant Street, Lee, Massachusetts 01238.

WAVE SYSTEMS CORP.

PROXY
For the 2002 Annual Meeting of the Stockholders of Wave Systems Corp.

This proxy is solicited on behalf of the Board of Directors

        The undersigned hereby appoints Gerard T. Feeney, with power to act alone and with full power of substitution, as proxy to vote the shares that the undersigned is entitled to vote at the 2002 Annual Meeting of the Company to be held at The Grand Hyatt Hotel, Park Avenue and Grand Central Station, New York, New York, on Monday, June 24, 2002, commencing at 4 p.m., and at any adjournments thereof with all the powers the undersigned would possess if personally present, as specified on the ballot below on the matters listed below and, in accordance with their discretion, on any other business that may come before the meeting, and revokes all proxies given by the undersigned with respect to the shares covered hereby.

(Continued and to be signed on Reverse Side)
Please date, sign and mail your
proxy card back as soon as possible!
2002 Annual Meeting of Stockholders
WAVE SYSTEMS CORP.
June 24, 2002
Please Detach and mail in the Envelope Provided

The Board of Directors recommends a vote FOR the proposal listed below. Please mark your vote with an "X", as in this example: ☒

1.
Election of Directors:

☐ FOR all nominees listed: Peter J. Sprague, John E. Bagalay, Jr., Nolan Bushnell, George Gilder, John E. McConnaughy, Jr. and Steven Sprague except vote withheld from following nominees listed in space below (if any):

☐ VOTE WITHHELD FOR all nominees
☐ ABSTAIN

2.
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

MARK HERE FOR ADDRESS CHANGE ☐ AND NOTE AT LEFT

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no contrary direction is made, this proxy will be voted FOR Proposal 1.

Dated:                        , 2002

                      Signature

NOTE: This proxy must be signed exactly as name appears hereon. Executors, administrators, trustees, etc. should give full title as such. For joint accounts, each owner should sign. If the signer is a corporation, please sign full corporate name by duly authorized officer.

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held June 24, 2002
PROXY STATEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL NO. 1 ELECTION OF DIRECTORS
AUDIT COMMITTEE REPORT
EXECUTIVE COMPENSATION
Wave Systems Corp. Comparison of Cumulative Total Return to Stockholders December 31, 1996 through December 31, 2001
OTHER MATTERS
STOCKHOLDER PROPOSALS
WAVE SYSTEMS CORP.
PROXY For the 2002 Annual Meeting of the Stockholders of Wave Systems Corp.
This proxy is solicited on behalf of the Board of Directors